Exhibit 10.1


                                                 May 13, 1999


George G. Hays
6227 East Sunnyside Drive
Scottsdale, Arizona 85254

Dear George:

                  This letter confirms the agreement reached by the Compensation Committee of Arizona Instrument Corporation at its meeting of February 26, 1999.

                  The term of your Employment Agreement which was effective as of January 1, 1998 has been extended until March 31, 2001.

                  The Employment Agreement is further modified by adding the following clause:

                  In the event that the Company sells all or substantially all of its assets or if a change in control of the Company occurs, then at the occurrence of either event the entire base salary for the remainder of the contract term shall become due and payable to you.

                  If this correctly sets forth our agreement, please sign the enclosed copy of this letter and return it to me.


Yours truly,                                        Accepted and Agreed
/s/S. Thomas Emerson, PhD.                          /s/George G. Hays
--------------------------------                    -------------------------
S. Thomas Emerson, PhD                              George G. Hays
Chairman
Compensation Committee